Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-37051) pertaining to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan,
(2)	Registration Statements (Form S-8 Nos. 333-37053, 333-31254, and 333-40676) pertaining to the Amended and Restated Gaylord Entertainment Company 1997 Omnibus Stock Option and Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-79323) pertaining to the Gaylord Entertainment Company Employee Stock Purchase Plan,
(4)	Registration Statements (Form S-8 Nos. 333-174070 and 333-136494) pertaining to the Gaylord Entertainment Company Amended and Restated 2006 Omnibus Incentive Plan,
(5)	Registration Statement (Form S-8 No. 333-110636) pertaining to the ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan, and
(6)	Registration Statement (Form S-8 No. 333-118011) pertaining to the ResortQuest Savings & Retirement Plan;

of our reports dated February 24, 2012, with respect to the consolidated financial statements of Gaylord Entertainment Company and the effectiveness of internal control over financial reporting of Gaylord Entertainment Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Nashville, Tennessee

November 2, 2012